Exhibit 10.9

                                 ASSUMPTION AGREEMENT
                               -----------------------


               ASSUMPTION AGREEMENT dated this 10th day of September, 1996 between GRAND COURT LIFESTYLES, INC., a Delaware corporation, having an office at One Executive Drive, Fort Lee, New Jersey 07204 ("Grand") and Sterling National Bank & Trust Company of New York, having an office at 540 Madison Avenue, New York, New York 10022 ("Sterling").

                                 W I T N E S S E T H:

               WHEREAS, J&B Management Company ("J&B") executed that certain Loan Agreement dated May 7, 1985 (the "Loan Agreement"), between J&B and Sterling to borrow from and repay Sterling, on a revolving basis, an amount not to exceed $15 million, secured by
          (i) certain property described in the General Loan and Security Agreement executed and delivered by J&B (the "J&B Security Agreement"), (ii) certain property described in the Hypothecation and Security Agreement executed and delivered by Bernard M. Rodin ("Rodin") and John Luciani ("Luciani") [the "Hypothecation Agreement"] and (iii) a Guaranty of all Liability and Security Agreement executed and delivered by J&B Management Corp., a New Jersey corporation ("Corp'), Executive Offices Realty Corp., a New Jersey corporation ("Realty Corp."), Realty Executive Associates a joint venture comprised of John W. Luciani III and Bernard M. Rodin ("Realty Associates") and Woodlands Associates, a joint Venture comprised of Dorian Luciani and John W. Luciani (collectively the "Affiliates");

               WHEREAS, the period in which Grand may borrow under the terms of the Loan Agreement has been extended from time to time and most recently has been extended to December 31, 1996 pursuant to the letter agreement dated as of January 1, 1996 (the "Extension Agreement") and the Loan Agreement is being amended hereby to reflect such extension;

               WHEREAS, J&B had granted a security interest under the J&B Security Agreement in certain Investor Notes in substitution for certain Investor Notes originally listed therein and the J&B Security Agreement is being amended hereby to reflect such substitution;

               WHEREAS, Executive Offices Realty Corp. has merged with and into Corp.;

               WHEREAS, Corp. has merged with and into Grand as of April 1, 1996;

               WHEREAS, Realty Associates and Woodlands Associates are no longer in existence;

               WHEREAS, each of Rodin, Luciani and J&B transferred certain of their interests to Grand pursuant to that certain Consolidation Agreement dated as of April 1, 1996 among Rodin, Luciani, J&B, and Grand as amended by the First Amendment to the Consolidation Agreement (the "Consolidation Agreement"), a copy of which is annexed hereto as Exhibit A;

               NOW THEREFORE,in consideration of Ten Dollars ($10.00) and other good and valuable consideration, each party to the other paid, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

               1. Except as limited by this Assumption Agreement, Grand hereby assumes and undertakes to pay and perform each and every obligation and liability under and arising out of or related to the Loan Agreement, J&B Security Agreement and any other document, instrument or agreement executed by J&B and delivered to Sterling in connection therewith (collectively, the "Loan Documents") in the place and stead of J&B as fully as if Grand had originally made, executed and delivered the Loan Documents. Notwithstanding the previous sentence, Grand is not assuming the liabilities under the Loan Documents which are secured with investor notes payable to Golden Home Associates, Drake Associates or Gateway 10 Associates. Any reference in the Loan Documents to J&B shall be deemed to mean Grand.

               2.   (a) The Loan Agreement is amended as follows.  Section
          1.1 of the Loan Agreement is amended to delete the reference to "March 1, 1989" and insert, in lieu thereof, the phrase "December 31, 1996. Section 3.11 of the Loan Agreement is amended to delete the reference to "1610 Woodstead Court, Suite 460, the Woodlands, Texas 77380". Section 3.15(a) of the Loan Agreement is amended to (i) delete the phrase "150%" and insert, in lieu thereof, the phrase "500%" and (ii) delete the reference to "for the semi-annual period ended December 31, 1984". Section 3.15(b) of the Loan Agreement is amended to delete the phrase "evidenced by HUD insured or HUD held mortgages". Section 3.18 of the Loan Agreement is amended to delete the phrase "$60 million" and insert, in lieu thereof, the phrase "$30 million". The reference to "sole general partners" in Section 3.20 shall be deleted and the phrase "officers, directors and shareholders" shall be inserted in lieu thereof.

                    (b) The J&B Security Agreement is amended to delete Schedule B thereto and to attach, in lieu thereof, Schedule B hereto.

               3. Grand hereby ratifies and confirms all of the terms, covenants and conditions contained in the Loan Documents, and represents that all representations and warranties set forth in the Loan Documents, as modified by this Assumption Agreement, are true and correct as of the date hereof.

               4. Grand hereby certifies that all of the provisions of the Loan Documents, except as modified by this Assumption Agreement and the new Schedule B attached to the J&B Security Agreement are, and shall remain, in full force and effect.

               5. Luciani and Rodin certify that all of the provisions of the Hypothecation Agreement, to the extent still relevant, are and shall remain in full force and effect.

               6. Luciani, Rodin and Grand Court represent, warrant and covenant that (i) Corp. has merged with and into Grand as of April 1, 1996 and (ii) the Consolidation Agreement was executed as of April 1, 1996.

               7. Sterling hereby (i) acknowledges that Grand is the successor to J&B under the Loan Agreement and consents to the assumption by Grand of J&B's obligations under the Loan Agreement as limited by paragraph 1 above, and paragraph 7 (iii), below;
          (ii) consents to the transfer of assets under the Consolidation Agreement and waives any rights or claims against J&B or any of the Affiliates pursuant to the Loan Documents by reason of any violation of or default thereof as a result of such Consolidation Agreement or the merger of Corp. with and into Grand; and (iii) releases J&B and its partners from all obligations relating to the Loan Documents other than the liabilities owing to Sterling which are secured with investor notes payable to Golden Home Associates, Drake Associates, or Gateway 10 Associates.

               8. The Hypothecation Agreement, to the extent relevant, is unaffected by this Assumption Agreement.

               9. Tto the extent that any of the terms, covenants and provisions of this Assumption Agreement shall be inconsistent with the provisions contained in the Loan Documents, then the provisions hereof shall govern and control.

               10. This Assumption Agreement may not be terminated or modified, except by an instrument in writing subscribed by the party against whom enforcement of such modification, change, waiver, discharge or termination is sought.

               11. All of the terms, conditions, warranties, representations and covenants of this Agreement shall apply and be binding upon, and shall inure to the benefit of, each party, and their respective successors and assigns.

               12. This Agreement may be executed in any number of counterparts and each counterpart will, for all purposes, be deemed to be an original, and all counterparts will together constitute one instrument.

               IN WITNESS WHEREOF, the parties hereto have executed this Assumption Agreement on the date and year first above written.

                                             GRAND COURT LIFESTYLES, INC.


                                        By:     /s/ Bernard M. Rodin
                                             ----------------------------
                                             Bernard M. Rodin, President



                                                /s/ John Luciani
                                             ----------------------------
                                             John Luciani




                                                /s/ Bernard M. Rodin
                                             ----------------------------
                                             Bernard M. Rodin


                                             STERLING NATIONAL BANK & TRUST
                                             COMPANY OF NEW YORK

                                             By:    /s/ S.V. Colonna
                                             ----------------------------
                                                  Executive Vice President